EXHIBIT 99.1




FROM:    BALLY'S GRAND, INC.
         BALLY'S LAS VEGAS CASINO RESORT
         3645 Las Vegas Boulevard South
         Las Vegas, NV  89109-4307

         MWW/Strategic Communications, Inc.
         Public Relations - Tel. (201) 342-9500
         Contact:  Laurie Terry / Michael W. Kempner
____________________________________________________________________

BALLY'S GRAND, INC. SUCCESSFULLY COMPLETES DEBT REFINANCING


      Las Vegas, NV, January 14, 1994 -- Bally's Grand, Inc., the owner and operator of the casino resort known as "Bally's Las Vegas" announced that on January 12, 1994, it successfully completed the redemption of the entire $252.5 million principal amount of its 12% First Mortgage Notes due 2001. This redemption was financed using a portion of the proceeds from Bally's Grand's issuance of $315.0 million principal amount of its 10-3/8% First Mortgage Notes due 2003.
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